Exhibit 32
Section 1350 Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of United Technologies Corporation, a Delaware corporation (the “Corporation”), does hereby certify that:
The Annual Report on Form 10-K for the year ended December 31, 2014 (the “Form 10-K”) of the Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ GREGORY J. HAYES
Gregory J. Hayes
Date:	February 5, 2015	President and Chief Executive Officer

/s/ AKHIL JOHRI
Akhil Johri
Date:	February 5, 2015	Senior Vice President and Chief Financial Officer

/s/ JOHN E. STANTIAL
John E. Stantial
Date:	February 5, 2015	Acting Controller and Assistant Controller, Financial Reporting